Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS THIRD QUARTER 2019 RESULTS

WASHINGTON, D.C. – November 6, 2019 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended September 30, 2019.

Highlights for the Quarter Ended September 30, 2019:

•	Net income of $0.6 million, or $0.01 per share on a fully diluted basis
•	FFO of $23.9 million, or $0.29 per share on a fully diluted basis
•	FFO, as Adjusted of $23.7 million, or $0.29 per share on a fully diluted basis
•	CAD of $20.7 million
•

Completed the previously announced $275.0 million private placement of senior unsecured notes (the “Notes”) on September 12, 2019, comprised of three tranches with a weighted average maturity of 12.4 years and a weighted average interest rate of 3.85%

•	Delivered a 69,624-square foot U.S Food & Drug (FDA) laboratory in Alameda, California (“FDA - Alameda") and commenced a brand new 20-year lease with the U.S. Government
•	Acquired a 169,585-square foot Environmental Protection Agency (EPA) regional headquarters located in Lenexa, Kansas (“EPA - Lenexa")
•	Closed on the acquisition of the site that will house the future FDA laboratory located in Atlanta, Georgia (“FDA - Atlanta")
•

Issued 1,398,814 shares of the Company’s common stock through the 2017 ATM program (the “2017 ATM Program”) and 2,094,599 shares of common stock through the Company’s 2019 ATM program (the “2019 ATM Program”) for a combined total of 3,493,413 shares, raising gross proceeds of approximately $68.5 million to maintain balance sheet strength

•	Maintained portfolio occupancy at 100%

“The Company’s consistent quarterly acquisition pace coupled with non-speculative development have historically provided steady growth,” said William C. Trimble, III, Easterly’s CEO. “These accretive drivers of FFO growth remain the backbone of our dependable quarterly dividend.”

Financial Results for the Nine Months Ended September 30, 2019:

Net income of $6.6 million, or $0.09 per share on a fully diluted basis

FFO of $69.1 million, or $0.90 per share on a fully diluted basis

FFO, as Adjusted of $66.9 million, or $0.87 per share on a fully diluted basis

CAD of $58.9 million

Portfolio Operations

As of September 30, 2019, the Company wholly owned 68 operating properties in the United States, encompassing approximately 6.3 million square feet in the aggregate, including 66 operating properties that were leased primarily to U.S. Government tenant agencies and two operating properties that were entirely leased to private tenants. As of September 30, 2019, the portfolio had a weighted average age of 12.7 years, based upon the date the property was built or renovated-to-suit, was 100% occupied, and had a weighted average remaining lease term of 7.6 years.

The Company currently has two active build-to-suit projects, each for the beneficial use of the FDA, totaling approximately 222,000-square feet. One project – the 59,690-square foot FDA laboratory in Lenexa, Kansas – is under construction. The second project – the approximately 162,000-square foot FDA laboratory in Atlanta, Georgia – is in the preliminary stages of design development. Separate 20-year leases with the General Services Administration (GSA) will commence at each of the locations upon completion.

Acquisitions and Development Activities

On August 22, 2019, the Company acquired a 169,585-square foot EPA regional headquarters in Lenexa, Kansas. EPA - Lenexa is a single tenant GSA-leased office building which serves as the Region 7 headquarters for the EPA. Originally constructed in 2007, the two-level office building, which is situated on a 30.5-acre parcel of land, underwent a large-scale renovation-to-suit for the EPA in 2012, whereby the facility received U.S. Green Building Council’s (USGBC) LEED Gold for New Construction (version 2009) certification in April 2014. The building also received the LEED Platinum for Existing Buildings (version 2009) certification in February 2015. The Region 7 Office building was also awarded the ENERGY STAR in 2014 and in 2016 with a score of 94. This modern facility is 100% occupied by the EPA through October 2027 under its original 15-year lease, which has a five-year renewal option, thus potentially carrying the term through October 2032.

On August 27, 2019, the lease commenced at the newly re-developed 69,624-square foot FDA laboratory in Alameda, California. Easterly had previously acquired the rights to a lease award to re-develop the new FDA regional laboratory, one of 13 regional laboratories located throughout the country. The Company’s 20-year non-cancelable lease commenced with the GSA for the beneficial use of the FDA following the successful completion of the approximately $83.0 million re-development project. FDA - Alameda is a mission critical laboratory that includes a blend of office and laboratory space, all specifically designed to promote the health and safety of the American public by assuring the safety, efficacy and security of human and veterinary drugs, our nation’s food supply, biological products, medical devices, and other products including cosmetics.

On August 30, 2019, the Company purchased the site of the future FDA - Atlanta laboratory, located on the grounds of the former Fort McPherson U.S. Army base, which is now part of a large-scale master redevelopment plan. This approximately 145-acre redevelopment site is slated for a meaningful transformation, which is expected to offer mixed-use development - including housing, Class A office, retail, and hospitality venues - for a transit-oriented community. The approximately 350 FDA employees and contractors are expected to benefit from the laboratory’s proximity to Atlanta’s mass transit system, the Metropolitan Atlanta Rapid Transit Authority (MARTA).

Balance Sheet and Capital Markets Activity

As of September 30, 2019, the Company had total indebtedness of $908.6 million comprised of $150.0 million outstanding on its 2018 term loan facility, $100.0 million outstanding on its 2016 term loan facility, $450.0 million of senior unsecured notes, and $208.6 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). As of September 30, 2019, the Company had no borrowings outstanding on its revolving credit facility. At September 30, 2019, Easterly’s outstanding debt had a weighted average maturity of 8.3 years and a weighted average interest rate of 3.8%. As of September 30, 2019, Easterly’s Net Debt to total enterprise value was 32.3% and its Net Debt to annualized quarterly EBITDA and Adjusted Net Debt to annualized quarterly pro-forma EBITDA ratios were 6.5x and 6.0x, respectively.

On September 12, 2019, the Company completed the previously announced private placement of $275.0 million of fixed rate senior unsecured notes. The Notes were issued and sold by Easterly Government Properties, LP, the Company’s operating partnership, in the following three tranches:

•	3.73% Series A Senior Notes due September 12, 2029 in an aggregate principal amount of $85.0 million,
•	3.83% Series B Senior Notes due September 12, 2031 in an aggregate principal amount of $100.0 million, and
•	3.98% Series C Senior Notes due September 12, 2034 in an aggregate principal amount of $90.0 million.

The weighted average maturity of the Notes was 12.4 years and the weighted average interest rate remains fixed at 3.85%.

During the quarter ended September 30, 2019, the Company issued 3,493,413 shares of the Company’s common stock at a weighted average price of $19.62 per share through the Company’s 2017 and 2019 ATM Programs, raising gross proceeds of approximately $68.5 million to maintain balance sheet strength. There are no shares remaining available for sale under the 2017 ATM Program.

Dividend

On October 30, 2019, the Board of Directors of Easterly approved a cash dividend for the third quarter of 2019 in the amount of $0.26 per common share. The dividend will be payable December 27, 2019 to shareholders of record on November 13, 2019.

Subsequent Events

On October 22, 2019, the Company acquired a 66,818-square foot U.S. Citizenship and Immigration Services (USCIS) facility in Tustin, California (“USCIS - Tustin"). USCIS - Tustin is a single tenant, LEED Certified office building, 100% leased to the GSA for the beneficial use of USCIS. The facility recently underwent a sizeable renovation-to-suit for USCIS whereby the government provided a substantial capital investment into this facility. The government recently signed a 15-year lease for the building, which expires in 2034.

Subsequent to the quarter ended September 30, 2019, the Company issued 810,616 shares of the Company’s common stock through its 2019 ATM Program with a weighted average price of $21.90 per share, raising gross proceeds of approximately $17.7 million to maintain balance sheet strength.

Guidance

Outlook for the 12 Months Ending December 31, 2019

The Company is reiterating its guidance for 2019 FFO per share on a fully diluted basis in a range of $1.18 - $1.20.

	Low	High
Net income (loss) per share – fully diluted basis	$0.10	0.12
Plus: real estate depreciation and amortization	$1.16	1.16
Less: Gain on sale of operating property	$(0.08)	(0.08)
FFO per share – fully diluted basis	$1.18	1.20

This guidance assumes $200 million of acquisitions, not including the Q1 2019 closings of the final three properties in the 14-property portfolio, and $75 - $100 million of gross development-related investment during 2019.

Outlook for the 12 Months Ending December 31, 2020

The Company is introducing its guidance for 2020 FFO per share on a fully diluted basis in a range of $1.22 - $1.24.

	Low	High
Net income (loss) per share – fully diluted basis	$0.10	0.12
Plus: real estate depreciation and amortization	$1.12	1.12
FFO per share – fully diluted basis	$1.22	1.24

This guidance assumes $200 million of acquisitions and $40 - $50 million of gross development-related investment during 2020.

This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current Nareit definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, taxes, depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, is not indicative of operating income or cash provided by operating activities as determined under GAAP and may be presented on a pro forma basis. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined, in accordance with the Nareit FFO White Paper - 2018 Restatement, as net income (loss), calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of our operating performance, which, when applicable, excludes the impact of acquisition costs, straight-line rent, amortization of above-/below-market leases, amortization of deferred revenue (which results from landlord assets funded by tenants), non-cash interest expense, non-cash compensation and other non-cash items. By excluding these income and expense items from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties. Certain prior year amounts have been updated to conform to the current year FFO, as Adjusted definition.

Net Debt and Adjusted Net Debt. Net Debt represents consolidated debt (reported in accordance with GAAP) adjusted to exclude unamortized premiums and discounts and deferred financing fees, less cash and cash equivalents. By excluding these items, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted Net Debt is Net Debt reduced by 1) the lesser of i) anticipated lump-sum reimbursement amounts and ii) the cost to date for each project under construction and 2) 40% times the amount by which the cost to date exceeds anticipated lump-sum reimbursement amounts for each project under construction. These adjustments are made to 1) remove the estimated portion of each project under construction that has been financed with debt which may be repaid with anticipated cost reimbursement payments from the US Government and 2) remove the estimated portion of each project under construction, in excess of anticipated lump-sum reimbursements, that has been financed with debt but has not yet produced earnings. See page 19 of the Company’s Q3 2019 Supplemental Information Package for further information. The Company’s method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Conference Call Information

The Company will host a webcast and conference call at 10:00 a.m. Eastern Standard time on November 6, 2019 to review the third quarter 2019 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website.  A replay of the conference call will be available through November 20, 2019 by dialing 844-512-2921 (domestic) and 1-412-317-6671

(international) and entering the passcode 13695158. Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; the risk of decreased rental rates or increased vacancy rates; loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 28, 2019 and under the heading “Risk Factors” in our other public filings.  In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	September 30, 2019	December 31, 2018
Assets
Real estate properties, net	$1,923,371	$1,626,617
Cash and cash equivalents	65,407	6,854
Restricted cash	4,200	4,251
Deposits on acquisitions	750	7,070
Rents receivable	25,662	21,140
Accounts receivable	15,794	11,690
Deferred financing, net	1,926	2,459
Intangible assets, net	172,076	165,668
Interest rate swaps	-	4,563
Prepaid expenses and other assets	14,514	11,238
Total assets	$2,223,700	$1,861,550

Liabilities
Revolving credit facility	-	134,750
Term loan facilities, net	248,511	248,238
Notes payable, net	446,868	173,778
Mortgage notes payable, net	207,144	209,589
Intangible liabilities, net	26,455	30,835
Deferred revenue	55,381	3,066
Interest rate swaps	7,232	1,797
Accounts payable and accrued liabilities	48,372	34,244
Total liabilities	1,039,963	836,297

Equity
Common stock, par value $0.01, 200,000,000 shares authorized,
73,339,676 and 60,849,206 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively.	733	608
Additional paid-in capital	1,225,029	1,017,415
Retained earnings	18,572	12,831
Cumulative dividends	(191,477)	(139,103)
Accumulated other comprehensive income (loss)	(6,393)	2,412
Total stockholders' equity	1,046,464	894,163
Non-controlling interest in Operating Partnership	137,273	131,090
Total equity	1,183,737	1,025,253
Total liabilities and equity	$2,223,700	$1,861,550

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenues
Rental income	$53,382	$38,136	$152,383	$108,255
Tenant reimbursements	3,369	1,169	6,608	3,370
Other income	838	132	1,954	758
Total revenues	57,589	39,437	160,945	112,383

Expenses
Property operating	13,408	7,780	34,305	21,563
Real estate taxes	6,008	4,228	17,228	11,773
Depreciation and amortization	23,299	16,109	68,717	45,331
Acquisition costs	519	300	1,441	1,023
Corporate general and administrative	5,298	3,614	14,282	10,696
Total expenses	48,532	32,031	135,973	90,386

Other income (expenses)
Interest expense, net	(8,454)	(4,924)	(24,604)	(15,981)
Gain on sale of operating property	-	-	6,245	-
Net income	603	2,482	6,613	6,016

Non-controlling interest in Operating Partnership	(54)	(327)	(838)	(902)
Net income available to Easterly Government
Properties, Inc.	$549	$2,155	$5,775	$5,114

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.01	$0.03	$0.08	$0.08
Diluted	$0.01	$0.03	$0.08	$0.08

Weighted-average common shares outstanding:
Basic	71,444,448	60,446,199	67,010,162	51,051,388
Diluted	71,828,991	61,978,998	67,332,670	52,600,858

Net income, per share - fully diluted basis	$0.01	$0.04	$0.09	$0.10

Weighted average common shares outstanding -
fully diluted basis	81,337,275	69,498,135	76,837,357	60,088,521

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income	$603	$2,482	$6,613	$6,016
Depreciation and amortization	23,299	16,109	68,717	45,331
Interest expense	8,454	4,924	24,604	15,981
Tax expense	173	58	426	265
Gain on sale of operating property	-	-	(6,245)	-
EBITDA	$32,529	$23,573	$94,115	$67,593

Pro forma adjustments(1)	1,426
Pro forma EBITDA	$33,955

Net income	$603	$2,482	$6,613	$6,016
Depreciation and amortization	23,299	16,109	68,717	45,331
Gain on sale of operating property	-	-	(6,245)	-
Funds From Operations (FFO)	$23,902	$18,591	$69,085	$51,347
Adjustments to FFO:
Acquisition costs	519	300	1,441	1,023
Straight-line rent and other non-cash adjustments	(110)	(1,209)	(1,676)	(4,256)
Amortization of above-/below-market leases	(1,517)	(2,219)	(4,761)	(6,737)
Amortization of deferred revenue	(176)	(46)	(310)	(124)
Non-cash interest expense	330	313	975	876
Non-cash compensation	714	731	2,145	2,307
Funds From Operations, as Adjusted	$23,662	$16,461	$66,899	$44,436

FFO, per share - fully diluted basis	$0.29	$0.27	$0.90	$0.85
FFO, as Adjusted, per share - fully diluted basis	$0.29	$0.24	$0.87	$0.74

Funds From Operations, as Adjusted	$23,662	$16,461	$66,899	$44,436
Acquisition costs	(519)	(300)	(1,441)	(1,023)
Principal amortization	(852)	(803)	(2,530)	(2,363)
Maintenance capital expenditures	(814)	(877)	(3,054)	(2,352)
Contractual tenant improvements	(753)	(680)	(941)	(1,231)
Cash Available for Distribution (CAD)	$20,724	$13,801	$58,933	$37,467

Weighted average common shares outstanding -
fully diluted basis	81,337,275	69,498,135	76,837,357	60,088,521

1 Pro forma assuming a full quarter of operations from the two properties acquired or placed in service in the third quarter of 2019.

Net Debt and Adjusted Net Debt

(Unaudited, in thousands)

September 30, 2019
Total Debt(1)	$908,616
Less: cash and cash equivalents	(65,407)
Net Debt	$843,209
Less: adjustment for projects under construction(2)	(25,495)
Adjusted Net Debt	$817,714

1 Excludes unamortized premiums / discounts and deferred financing fees.

2 See definition of Adjusted Net Debt on Page 5.